EXHIBIT 5.1

Daniels Daniels & Verdonik, P.A.
1822 NC Highway 54 East, Suite 200
Durham, North Carolina 27713

February 17, 2004

MagnaData, Inc.
The Europa Center
100 Europa Drive, Suite 455
Chapel Hill, North Carolina  27514

RE:	MagnaData, Inc. (the “Company”)
Registration Statement on Form SB-2 for
30,000,000 Shares of Common Stock

To  Whom  it  May  Concern:

            At  your  request, we have examined the Registration Statement on Form SB-2 filed by MagnaData, Inc., a Delaware corporation   (the  “Company”),  with the Securities and Exchange Commission (the “Commission”)  on or about June 6, 2003, as amended by Amendment No. 1 dated October 27, 2003, Amendment No. 2 dated December 30, 2003 and Amendment No. 3 dated February 17, 2004 (the “Registration  Statement”), in connection with the registration under  the Securities  Act  of  1933,  as amended, of an aggregate of 30,000,000 shares of  the  Company’s Common Stock (the  “Shares”),  all  of which are to be sold or distributed by the Company.

            In  rendering  this  opinion,  we  have  examined  the  following:

  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;
  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books; and
  the Company’s stock transfer ledger stating the number of the Company’s issued and outstanding shares of capital stock as of February 1,  2004.

            In  our  examination  of  documents  for  purposes of this opinion, we have assumed,  and  express  no  opinion  as to, the genuineness of all signatures on original documents, the  authenticity and completeness of all documents submitted to  us  as  originals,  the  conformity  to  originals  and  completeness of all documents  submitted  to  us  as  copies,  the  legal capacity of all persons or entities  executing  the  same,  the  lack  of  any  undisclosed  termination, modification,  waiver  or  amendment  to any document reviewed by us and the due authorization,  execution and delivery of all documents where due authorization, execution  and  delivery  are  prerequisites  to  the  effectiveness  thereof.

            We  have  also  assumed  that the certificates representing the Shares have been,  or  will  be  when  issued, properly signed by authorized officers of the Company  or  their  agents.

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            This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

            As  to matters of fact relevant to this opinion, we have relied solely upon our  examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred  to  above.  We have made no independent investigation or other attempt to  verify the accuracy of any of such information or to determine the existence or  non-existence of any other factual matters; however, we are not aware of any facts  that  would  cause us to believe that the opinion expressed herein is not accurate.

            Based  upon  the foregoing, it is our opinion that the Shares to be sold or distributed  by  the  Company pursuant  to  the Registration Statement  will be validly  issued,  fully  paid  and  non-assessable when issued, delivered and paid for as described in the Registration Statement.

            We  consent  to  the  use of this opinion as an exhibit to the Registration Statement  and  further  consent  to  all  references  to  us,  if  any,  in the Registration  Statement and any amendments thereto.  This opinion speaks only as of  its  date  and  we  assume  no  obligation  to  update  this  opinion should circumstances change after the date hereof.  This opinion is intended solely for use  in  connection  with  the  issuance  and  sale  of  shares  subject  to the Registration  Statement  and  is  not  to  be relied upon for any other purpose.

                                                                        Very  truly  yours,

                                                                        Daniels Daniels & Verdonik, P.A.
                                                                        /s/Daniels Daniels & Verdonik, P.A.